Exhibit 3.1

Delaware

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The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PLAYBUTTON ACQUISITION CORP.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF OCTOBER, A.D. 2012, AT 6:41 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5209626 8100

AUTHENTICATION: 9913945

121126404

DATE: 10-12-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware
Secretary of State
Division of Corporations
Delivered 06:41 PM 10/12/2012
FILED 06:41 PM 10/12/2012
SIRV 121126404 - 5209626 FILE

CERTIFICATE OF INCORPORATION

OF

PLAYBUTTON ACQUISITION CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this certificate of incorporation and do hereby certify as follows:

FIRST: The name of the Corporation is: PLAYBUTTON ACQUISITION CORP. (hereinafter referred to as the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

Mari: The authorized capital stock of the Corporation shall consist of twenty-five million (25,000,000) shares of Common Stock, each with a par value of $0.0001 (the "Common Stock").

FIFTH: Elections of directors need not be by written ballot unless a duly adopted bylaw of the Corporation shall so provide.

SIXTH: 1.     To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the GCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No amendment, modification or repeal of this Article Sixth shall adversely affect any right or protection of a director of the Corporation provided hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

2.     The Corporation may indemnify to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law.

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3. In furtherance and not in limitation of the powers conferred by theGCL:

(a) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

(c) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

SEVENTH: In furtherance and not in limitation of the powers conferred by the GCL, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

EIGHTH: The name and mailing address of the incorporator of the Corporation are as follows:

Name	Address
Daniel K Donahue	c/o Greenberg Traurig LLP
3161 Michelson Drive, Suite
1000 Irvine, CA 92612

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Incorporation this 12 day of October, 2012.

/s/ Daniel K. Donahue, Incorporator Daniel K. Donahue

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